UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

ASSOCIATED MATERIALS, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-24956	75-1872487
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2009, Cynthia Sobe, Vice President — Chief Financial Officer, Treasurer and Secretary of Associated Materials, LLC, (“Associated Materials”) which is an indirect subsidiary of AMH Holdings, LLC resigned for personal reasons. Ms. Sobe joined the Company in 2001 as Vice President — Corporate Controller and held the positions of Vice President — Finance and Interim Chief Financial Officer before moving into her current position in February 2008. The terms and conditions of Ms. Sobe’s Employment Agreement have been disclosed in the Form 8-K filed with the Securities and Exchange Commission by Associated Materials on April 4, 2008.

Ms. Sobe will continue to serve as Vice President — Chief Financial Officer, Treasurer and Secretary until her successor takes office, and will remain with Associated Materials for the time necessary to ensure a smooth transition of her responsibilities. Associated Materials expects to name a replacement soon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC

DATE: June 5, 2009

By: /s/ Thomas N. Chieffe
Thomas N. Chieffe
President and Chief Executive Officer